EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report for the fiscal year ended December 31, 2019, on the consolidated financial statements of PotNetwork Holdings, Inc. which appears in 10-K report.

22nd July 2020
Yusufali Musaji Managing Partner Yusufali & Associates, LLC PCAOB registration # 3313